INGLES MARKETS, INCORPORATED

P.O. BOX 6676

ASHEVILLE, NORTH CAROLINA 28816

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, FEBRUARY 3, 2015

To the Stockholders of Ingles Markets, Incorporated:

NOTICE IS HEREBY GIVEN that Ingles Markets, Incorporated will hold its 2015 Annual Meeting of Stockholders at the Grove Park Inn, 290 Macon Avenue, Asheville, North Carolina 28804 on Tuesday, February 3, 2015, at 11:00 a.m. local time, for the following purposes:

(1)	To elect eight directors to serve until the 2016 Annual Meeting of Stockholders; and
(2)	To vote on a stockholder proposal, if properly presented at the meeting.

These items and other matters relating to the Annual Meeting are described in the Proxy Statement that accompanies this Notice.

Only stockholders of record of the Company’s Class A Common Stock, $0.05 par value per share, and Class B Common Stock, $0.05 par value per share, at the close of business on December 5, 2014, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. We will make available at the Company’s corporate offices a list of stockholders as of the close of business on December 5, 2014, for inspection during normal business hours during the ten-day period immediately preceding the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or E-proxy notice, on or about December 23, 2014 to our stockholders of record on December 5, 2014. The E-proxy notice contains instructions for your use of this process, including how to access our proxy statement and annual report and how to authorize your proxy to vote online. In addition, the E-proxy notice contains instructions on how you may receive a paper copy of the proxy statement and annual report or elect to receive your proxy statement and annual report over the Internet.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by proxy as soon as possible over the Internet as instructed in the Notice of Internet Availability of Proxy Materials, or E-proxy notice, or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. If you are a holder of record of common stock, you may also cast your votes in person at the Annual Meeting. If your shares are held in “street name” (that is, held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee as to how to vote your shares.

By Order of the Board of Directors

Robert P. Ingle, II

Chairman of the Board

Chief Executive Officer

Asheville, North Carolina

December 23, 2014

YOUR VOTE IS IMPORTANT.

PLEASE VOTE OVER THE INTERNET AS INSTRUCTED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE.

Table of Contents

Page

PROXY STATEMENT	1
Execution and Revocation of Proxies	1
Actions to Be Taken by Proxy	1
Voting Rights	2
ELECTION OF DIRECTORS	3
Identification of Directors and Executive Officers	3
Committees of the Board of Directors	4
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	5
Meetings of the Board of Directors and Committees	6
Director Nominations	6
Stockholder Communication with Board Members	7
Board Member Attendance at Annual Meetings	7
Code of Ethics	7
AUDIT/COMPENSATION COMMITTEE REPORT	8
EXECUTIVE COMPENSATION AND OTHER INFORMATION	9
Compensation Discussion and Analysis	9
Elements of Executive Compensation	10
Management of Compensation – Related Risk	11
Audit/Compensation Committee Report on Executive Compensation	12
Executive Compensation Summary	13
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	14
TRANSACTIONS WITH RELATED PERSONS	16
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	17
Principal Accountant Fees and Services	17
STOCKHOLDER PROPOSAL ON INDEPENDENT BOARD CHAIRMAN	18
OTHER MATTERS	20
Solicitation of Proxies	20
Stockholders’ Proposals for the 2016 Annual Meeting	20
Action on Other Matters at the 2015 Annual Meeting	20
Section 16(a) Beneficial Ownership Reporting Compliance	20
Availability of Form 10-K	21

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INGLES MARKETS, INCORPORATED

P. O. BOX 6676

ASHEVILLE, NORTH CAROLINA 28816

ANNUAL STOCKHOLDERS MEETING

FEBRUARY 3, 2015

Grove Park Inn

290 Macon Avenue

Asheville, North Carolina 28804

PROXY STATEMENT

The Board of Directors (the “Board”) of Ingles Markets, Incorporated (the “Company”) furnishes you with this Proxy Statement to solicit proxies to be voted at the 2015 Annual Meeting of Stockholders of the Company. The meeting will be held at the Grove Park Inn, 290 Macon Avenue, Asheville, North Carolina, on Tuesday, February 3, 2015, at 11:00 a.m. local time, for the purposes set forth in the Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement. The proxies also may be voted at any adjournments or postponements of the meeting. Pursuant to rules adopted by the Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which is referred to herein as the “E-proxy notice,” on or about December 23, 2014 to each holder of record of the Company’s Class A Common Stock, $0.05 par value per share (“Class A Common Stock”) and Class B Common Stock, $0.05 par value per share (“Class B Common Stock”), as of December 5, 2014, the record date for the meeting (the “Record Date”). Class A Common Stock and Class B Common Stock are sometimes referred to collectively in this Proxy Statement as “Common Stock.” The E-proxy notice and this proxy statement summarize the information you need to know to vote by proxy or in person at the annual meeting. You do not need to attend the annual meeting in person in order to vote.

The Company’s principal executive offices are located at 2913 U.S. Highway 70 West, Asheville (Black Mountain), North Carolina 28711. This Proxy Statement and the accompanying forms of proxy are first being provided to stockholders on or about December 23, 2014.

Execution and Revocation of Proxies

Shares of Common Stock properly voted by proxy as instructed in the E-proxy notice will be voted at the Annual Meeting in accordance with the instructions on the proxy. Proxies that are not properly executed or are not received by the Secretary at or before the Annual Meeting will not be effective.

A stockholder can revoke a proxy at any time prior to the exercise of the authority granted under that proxy. A proxy may be revoked by a stockholder in any of the following ways:

•	by attending the Annual Meeting and voting the shares covered by the original proxy in person at the Annual Meeting;
•	by delivering to the Secretary an instrument revoking the proxy; or
•	by delivering a later-dated, properly executed proxy with respect to shares covered by the original proxy.

Actions to Be Taken by Proxy

If any stockholder fails to provide instructions on a proxy properly submitted via the Internet or mail, its proxy will be voted, as recommended by the Board of Directors, at the Annual Meeting “FOR” the election of each of the Board nominees named under the heading “ELECTION OF DIRECTORS – Identification Of Directors and Executive Officers”; and “AGAINST” the stockholder proposal under the heading “STOCKHOLDER PROPOSAL ON INDEPENDENT BOARD CHAIRMAN”. As of the date of this Proxy Statement, the

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Company’s management knows of no other matter to be brought before the Annual Meeting. Should any other matter properly come before the Annual Meeting, all shares of Common Stock represented by effective proxies will be voted, at their discretion, by the persons acting under such proxies.

Voting Rights

Only holders of record of shares of Class A Common Stock or Class B Common Stock at the close of business on the Record Date are entitled to vote at the meeting or adjournments or postponements of the meeting. At the close of business on the Record Date, there were 13,540,333 shares of Class A Common Stock and 6,719,443 shares of Class B Common Stock issued and outstanding.

Quorum Requirements. The presence in person or by proxy of holders of a majority of the outstanding shares of Class A Common Stock constitutes a quorum for purposes of the election of directors by the holders of Class A Common Stock. The presence in person or by proxy of holders of a majority of the outstanding shares of Class B Common Stock constitutes a quorum for purposes of the election of directors by the holders of Class B Common Stock. If holders of shares possessing a majority of the aggregate votes represented by the Class A Common Stock and Class B Common Stock, taking into account the ten votes per share attributable to the Class B Common Stock, are present at the Annual Meeting in person or by proxy, a quorum will be present for purposes of any other matter that may be presented at the Annual Meeting. Abstentions with respect to a proposal and broker non-votes are counted for purposes of establishing a quorum. A broker non-vote occurs if a broker does not receive instructions from the beneficial owner of shares held in street name for certain types of proposals and the broker indicates it does not have authority to vote such shares.

Election of Directors. If a quorum of each class is present at the Annual Meeting, the holders of Class A Common Stock, voting as a class, will elect two directors, and the holders of Class B Common Stock, voting as a class, will elect six directors. For purposes of the election of directors, each stockholder will have one vote for each share of Common Stock held by the stockholder as of the Record Date. Pursuant to the North Carolina Business Corporation Act, directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Thus, abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

As a result of changes to New York Stock Exchange rules, a broker that is a member firm of that exchange no longer has authority to vote shares held by it in “street name” in the election of directors unless it is instructed by the beneficial owner of such shares as to how such shares are to be voted in such election. Accordingly, if you hold your shares through a broker, you are urged to provide it voting instructions in accordance with your broker’s directions.

Cumulative voting is not applicable to the election of directors at the Annual Meeting.

Other Matters. Unless otherwise provided in the Company’s Articles of Incorporation or the North Carolina Business Corporation Act, holders of Class A Common Stock and Class B Common Stock will vote as a single class with respect to any matter. In any such vote, stockholders will be entitled to one vote for each share of Class A Common Stock held as of the Record Date and ten votes for each share of Class B Common Stock held as of the Record Date. For purposes of any such vote, if a quorum is present, a proposal will pass if the votes cast “for” the action exceed the votes cast “against” the action, unless otherwise provided in the Company’s Articles of Incorporation or the North Carolina Business Corporation Act. Shares not voted with respect to any such matters (whether by abstention or broker non-vote) would not be included in vote totals and would not impact the vote. As of the date of this Proxy Statement, the Company knows of no matters other than those listed on the Notice of Annual Meeting of Stockholders to be presented for action at the Annual Meeting.

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ELECTION OF DIRECTORS

Each member of the Board is elected for a term of one year and until his/her successor is elected and qualified or until his/her earlier death, resignation or removal from office. The Company’s Articles of Incorporation and Bylaws provide that the Board may from time to time fix by resolution the number of directors that constitutes the Board, which shall be not less than five nor more than eleven. The Board has determined by resolution that the number of directors will be fixed at eight for purposes of this election. In accordance with the Company’s Articles of Incorporation and Bylaws, two of the eight directors will be elected by a vote of the holders of the Class A Common Stock, voting as a separate class, and the remaining six directors will be elected by a vote of the holders of the Class B Common Stock, voting as a separate class.

Identification of Directors and Executive Officers

The Board has nominated, and recommends a vote FOR, Ernest E. Ferguson and Brenda S. Tudor as directors to be elected by the holders of the Class A Common Stock and Fred D. Ayers, L. Keith Collins, Ronald B. Freeman, Robert P. Ingle, II, James W. Lanning, and Laura Ingle Sharp as directors to be elected by the holders of the Class B Common Stock.

Mr. Charles E. Russell, former Director and Chairman of the Audit/Compensation Committee, died during 2014. Mr. John O. Pollard resigned from the Board and the Audit/Compensation Committee effective December 9, 2014 for health reasons. Mr. Ferguson and Ms. Tudor were elected to the Board of Directors on December 9, 2014 by the remaining members of the Board following the death of Mr. Russell and the resignation of Mr. Pollard. All other nominees have been directors for a number of years.

Proxies received by the Board will be voted “For” the election of all of the nominees unless stockholders specify a contrary choice in their proxy. We expect each director nominee to be able to serve if elected. If any director nominee is not able to serve, proxies will be voted “for” the remainder of those nominated and may be voted for substitute nominees.

The biographical information set forth below was furnished by each named director and executive officer of the Company. Except as otherwise indicated, each such person has been engaged in his or her most recent occupation or employment for more than five years.

DIRECTORS AND EXECUTIVE OFFICERS
Robert P. Ingle, II	Robert P. Ingle, II has been a member of the Board of Directors since February 1997, has served as Chairman of the Board since May 2004, and has served as Chief Executive Officer since March 2011. He has been employed by the Company in a variety of positions since 1985. Mr. Ingle is 46.
James W. Lanning	Mr. Lanning has served as a director of the Company since May 2003 and has served as President and Chief Operating Officer since March 2003. He has been employed by the Company in a variety of positions since 1975. Mr. Lanning is 55.
Ronald B. Freeman	Mr. Freeman has served as a director of the Company since May 2005 and has served as Chief Financial Officer of the Company since April 2005. Mr. Freeman is 57.
L. Keith Collins	Mr. Collins has served as a director since December 2011. In September 2011, Mr. Collins was elected President of Milkco, Inc., a subsidiary of the Company that processes,
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packages and distributes milk, fruit juices and spring water. Mr. Collins was previously Vice President of Milkco from 2004 to 2011. He has been continuously employed by Milkco since 1990. Mr. Collins is 57.
Fred D. Ayers	Mr. Ayers has served as a director of the Company since February 2006. Mr. Ayers retired in 2002 as a senior officer of Wachovia Bank. He has served on numerous boards and remains active in the Asheville Community. Mr. Ayers is 72.
Ernest E. Ferguson	Mr. Ferguson was elected as a director of the Company on December 9, 2014. Mr. Ferguson retired in 2007 as a senior vice president and commercial sales director of Wachovia Bank (now Wells Fargo). He has continued to serve on numerous boards and remains active in the Asheville community. Mr. Ferguson is 67.
Brenda S. Tudor	Ms. Tudor was elected as a director of the Company on December 9, 2014. Ms. Tudor is a certified public accountant. She is President and Chief Financial Officer of Morgan-Keefe Builders, Inc. Ms. Tudor retired as Vice President Finance and Chief Financial Officer of Ingles Markets, Inc. in 2005 and was a director of the Company from 1998 to 2005. Ms. Tudor is 57.
Laura Ingle Sharp	Ms. Sharp has been a director of the Company since February 1997. She has in the past served the Company in several capacities on a full-time and part-time basis. The Company’s “Laura Lynn” private label products are named after Ms. Sharp. Ms. Sharp is 57.

Messrs. Ingle, Lanning, Freeman and Collins, and Ms. Sharp have been employees and/or directors of the Company, or its subsidiaries, for many years and, as such, are uniquely qualified to serve on the Company’s Board of Directors. Messrs. Ayers and Ferguson, and Ms. Tudor provide unique and diverse qualities to our Board of Directors as a result of their backgrounds as senior banking officers, and corporate executive officer and director, respectively.

The Company does not have a policy with regard to the consideration of diversity in identifying director nominees.

Robert P. Ingle, II and Laura Ingle Sharp are brother and sister. There are no other family relationships among any of the directors or executive officers of the Company. Based upon the voting power of Mr. Robert P. Ingle, II in the election of directors, the Company meets the definition of a “Controlled Company” for purposes of the Nasdaq corporate governance rules and thus is exempt from certain of its corporate governance requirements, including the requirement that a majority of the board members be “Independent Directors.”

Committees of the Board of Directors

The Board had three standing committees during fiscal 2014: an Executive Committee, an Audit/Compensation Committee and a Human Resources Advisory Committee. The Company did not have a separate nominating committee during fiscal 2014. As a Controlled Company under the Nasdaq corporate governance rules, the continued listing requirements of Nasdaq do not require that the Company have a nominating committee.

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The Executive Committee. The Executive Committee can exercise the powers of the full Board between meetings of the Board, except for powers that may not be delegated to a committee of the Board under the North Carolina Business Corporation Act. During fiscal 2014, the Executive Committee consisted of Messrs. Robert P. Ingle, II, Ronald B. Freeman and James W. Lanning.

The Audit/Compensation Committee. The Board has established, through the Company’s Bylaws, an Audit/Compensation Committee. When acting in its capacity as Audit Committee, this committee acts under the authority of and has the responsibilities described in the Company’s Audit Committee Charter. The Audit Committee Charter is available on the Company’s website at www.ingles-markets.com. In this capacity, the committee is responsible for, among other things, recommending the engagement of the Company’s independent registered public accounting firm, approving the fees and services to be provided by the independent registered public accounting firm, overseeing the independent registered public accounting firm, reviewing and evaluating significant matters relating to the audit and internal controls of the Company, reviewing the scope and results of audits by, and recommendations of, the Company’s independent registered public accounting firm and establishing and administering the Company’s Related Party Transaction policy. In addition, the committee reviews the audited consolidated financial statements of the Company.

The Committee does not have a separate Compensation Committee charter. When the committee is acting in its capacity as the Compensation Committee, the Board has empowered the committee to:

•	approve compensation levels and increases in compensation of each executive officer and of other employees of the Company whose annual base salary is in excess of $150,000; and
•	approve all incentive payments to executive officers and any incentive payments in excess of $25,000, paid in cash or property, in any calendar year to any other employee that does not work in one of the Company’s supermarkets.

Furthermore, the Committee, when acting as the Compensation Committee, administers the Company’s employee benefit plans and other compensation matters where independent, disinterested administration is required by applicable tax or securities laws and regulations. Where such laws or regulations require that grants or awards under the Company’s stock-based employee benefit plans be made by the full Board or by a committee of non-employee or outside directors, the Committee or the Board, as appropriate, makes such decisions.

During fiscal 2014, the Audit/Compensation Committee consisted of Messrs. Pollard, Russell (prior to his death in August, 2014) and Ayers. Effective December 9, 2014 Mr. Ayers was named Audit/Compensation Committee Chairman and both Mr. Ferguson and Ms. Tudor were appointed members of the Audit/Compensation Committee. The Board has determined that each member of the committee is independent for purposes of the provisions of the Sarbanes-Oxley Act of 2002 and the Nasdaq corporate governance rules regarding audit committees. The Board has also determined that Mr. Ayers, an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission, is independent of management of the Company.

The Human Resources Advisory Committee. The Human Resources Advisory Committee was established in August 1998 to oversee certain of the Company’s human resources compliance policies and programs. During fiscal 2014, Ms. Sharp and Mr. Freeman served as members of this committee.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

All compensation decisions made during fiscal 2014 that were not made exclusively by the Board or the Audit/Compensation Committee were made by the Chief Executive Officer, in certain instances in consultation with the President and Chief Operating Officer. Messrs. Pollard, Russell and Ayers, who were the members of the Audit/Compensation Committee during fiscal 2014, were not officers or employees of the Company or its subsidiaries during fiscal 2014 or any prior fiscal year. Messrs. Pollard, Russell and Ayers did not have any relationships with the Company that would require disclosure under “Transactions With Related Persons.”

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Meetings of the Board of Directors and Committees

The Board held four formal meetings during fiscal 2014. The Executive Committee held no formal meetings during fiscal 2014, but met periodically on an informal basis. The Audit/Compensation Committee held five formal meetings during fiscal 2014, and met periodically on an informal basis during Board meetings and as required for other purposes. The Human Resources Advisory Committee held no formal meetings during fiscal 2014, but received updates on human resource issues as needed at quarterly Board meetings. Each director attended at least 75% of all meetings of the Board and of the committees of the Board on which he or she served during fiscal 2014, except for Mr. Pollard. See “Committees of the Board of Directors.”

Directors who are not officers of the Company or any of its subsidiaries are paid an annual retainer of $15,000 plus $1,000 for each Board or Committee meeting they attend in person. Audit/Compensation Committee members other than the Chairman are also paid an additional annual retainer of $10,000 for service on such Committee, and the Chairman of the Audit/Compensation Committee is paid an additional annual retainer of $15,000.

The following director compensation table sets forth, for the fiscal year ended September 27, 2014, the cash and certain other compensation paid by the Company to its outside directors. There were no other items of compensation paid to outside directors for the fiscal year ended September 27, 2014.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Fred D. Ayers	30,000	30,000
John O. Pollard	27,000	27,000
Charles E. Russell	33,000	33,000
Laura Ingle Sharp	14,000	14,000

Director Nominations

As noted above, the Company did not have a standing nominating committee in fiscal 2014. Historically, the Board of Directors has not considered a nominating committee necessary in that there have been few vacancies on the Company’s Board, and vacancies have been filled through discussions between the Chief Executive Officer and the Chief Financial Officer of the Company with input from other Board members as needed. Under the Company’s Articles of Incorporation, 25% of the directors of the Company are elected by the holders of Class A Common Stock, voting as a separate class, and the remaining directors are elected by holders of the Class B Common Stock, voting as a separate class. Mr. Ingle II, the Chief Executive Officer and Chairman of the Company, is also the majority holder of the outstanding shares of Class B Common Stock as a result of being appointed the trustee with sole voting and dispositive power of trusts established by his father, Robert P. Ingle, in connection with his estate plan.

The Company has not received director candidate recommendations from its stockholders and does not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. The Company does not intend to treat stockholder recommendations in any manner different from other recommendations. Stockholders may submit recommendations in writing to the Secretary at the Company’s principal office, the address of which is set forth in this Proxy Statement.

The Board has not adopted a policy with respect to minimum qualifications for Board members. Conversely, with respect to each individual vacancy, the Board has determined the specific qualifications and skills required to fill that vacancy and to complement the existing qualifications and skills of the other Board members. Historically, the Company has not engaged third parties to assist in identifying and evaluating potential nominees,

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but would do so in those situations where particular qualifications are required to fill a vacancy and the Board’s and management’s contacts are not sufficient to identify an appropriate candidate.

Stockholder Communication with Board Members

The Company maintains contact information, both telephone and email, on its website under the heading “Talk to Us.” By following the “Talk to Us” link, a stockholder will be given access to the Company’s telephone number and mailing address as well as a link for providing email correspondence to Investor Relations. Communications sent to Investor Relations and specifically marked as a communication for the Board will be forwarded to the Board or specific members of the Board as directed in the stockholder communication. In addition, communications received via telephone for the Board are forwarded to the Board by an officer of the Company.

Board Member Attendance at Annual Meetings

The Company generally requires that all directors attend the annual meeting of stockholders, absent extraordinary circumstances. All directors attended the annual meeting of stockholders held in 2014, except for Mr. Pollard.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its senior financial officers, including without limitation, its Chief Executive Officer, Chief Financial Officer and Controller. The full text of the Code of Ethics is published on the Company’s website at www.ingles-markets.com under the caption “Corporate Information.” In the event that the Company makes any amendments to, or grants any waivers of, any provision of the Code of Ethics applicable to its principal executive officer, principal financial officer or principal accounting officer, the Company intends to promptly disclose such amendment or waiver on its website.

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AUDIT/COMPENSATION COMMITTEE REPORT

The following report of the Audit/Compensation Committee does not constitute soliciting material and should not be deemed filed with the Securities and Exchange Commission nor shall this report be incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit/Compensation Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the Company’s financial statements and the financial reporting process including the systems of internal controls. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for its fiscal year ended September 27, 2014:

(1) The Audit/Compensation Committee reviewed and discussed the audited consolidated financial statements with management;

(2) The Audit/Compensation Committee discussed with a member of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

(3) The Audit/Compensation Committee received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit/Compensation Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

The Audit/Compensation Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit of the Company’s financial statements. The Audit/Compensation Committee meets periodically with the Company’s independent registered public accounting firm to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit/Compensation Committee held five meetings during fiscal 2014.

Based on the review and discussions referred to above, the Audit/Compensation Committee recommended to the Company’s Board of Directors (and the Board approved) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014, for filing with the Securities and Exchange Commission.

SUBMITTED BY:

THE AUDIT/COMPENSATION COMMITTEE

John O. Pollard      Fred D. Ayers

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

The following discussion and analysis is intended to provide an understanding of the actual compensation earned by each of the Company’s named executive officers (“Executive Officers”), and describes the Company’s compensation objectives and policies as applied to these Executive Officers.

Compensation Philosophy. The objectives of the Company’s compensation program are to (1) attract, motivate, develop and retain top quality executives who will drive long-term stockholder value and (2) deliver competitive total compensation packages based upon both Company and individual performance. The Company wants its executives to balance the risks and related opportunities inherent in its industry and in the performance of their duties and share the upside opportunity and the downside risks once actual performance is measured.

The Audit/Compensation Committee is responsible for administering executive compensation. The duties of this committee are set forth under the heading “ELECTION OF DIRECTORS – Committees of the Board of Directors – Audit/Compensation Committee.” To achieve the objectives of the Company’s compensation program, the Company’s Chief Executive Officer and the Audit/Compensation Committee have set forth a compensation program for its Executive Officers that is reviewed annually. It includes the following elements:

•	Base annual cash salary;
•	Annual cash incentive bonuses; and
•	Retirement, health and other benefits.

The Company does not have any Employment, Change in Control or Severance Agreements with any of its Executive Officers. The Company believes in trust, loyalty and commitment from both the Company and the Executive Officers, and believes that such agreements are not necessary to achieve its goals and the needs of the Executive Officers.

Factors Considered in Determining Compensation. The Company’s Chief Executive Officer periodically reviews the compensation paid by the Company to its Executive Officers and other employees. Based on the Company’s general performance and that of the individual Executive Officer, he makes final subjective determinations (in certain instances in consultation with the President and Chief Operating Officer) with respect to any changes to be made to that compensation. Bonuses paid to officers of the Company’s subsidiary, Milkco, Inc., are based on a percentage of Milkco’s earnings before taxes and payment of bonuses.

•	Neither the full Board nor the Audit/Compensation Committee generally reviews or ratifies the Chief Executive Officer’s decisions relating to executive compensation unless otherwise required by the Company’s Bylaws, by resolutions adopted by the Board, or by the North Carolina Business Corporation Act. Decisions are made by the Board or the Audit/Compensation Committee if such decisions require the adoption of documents relating to employee benefit plans or programs. In addition, the Audit/Compensation Committee is required by resolution of the Board of Directors to approve any increases in compensation that the Company will pay to an employee whose base salary is in excess of $150,000, all incentive compensation that the Company will pay to Executive Officers and any incentive payments in excess of $25,000 that the Company will pay to any other employee who does not work in one of the Company’s supermarkets. Certain managers that work in the Company’s supermarkets are paid incentive compensation based on each individual store’s operating profit. These incentive payments may exceed $25,000 and are not approved by the Audit/Compensation Committee.
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The Internal Revenue Code generally provides that corporate deductions will be disallowed for annual compensation in excess of $1 million paid to certain executive officers of publicly held corporations. “Performance-based” compensation is excluded from the cap. Although the $1 million compensation deduction cap would be applicable to the Executive Officers named in the “Summary Compensation Table” their compensation levels for fiscal 2014 were below the cap. Nevertheless, the Chief Executive Officer and the Audit/Compensation Committee, as appropriate, intend to consider the Internal Revenue Code’s compensation deductibility cap when they determine compensation levels and to evaluate appropriate alternatives to mitigate any adverse impact this limitation may have on the deductibility of executive compensation paid by the Company and its subsidiaries. The Company believes all compensation paid to Executive Officers for fiscal 2014 is deductible under the Internal Revenue Code.

Elements of Executive Compensation

Base Salary. Base salary is used to attract and retain Executive Officers and is determined using publically available comparisons with industry competitors and other relevant factors, including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, ability to replace the individual, etc. The information is used subjectively without benchmarking in the determination of base salaries. The base salaries paid to the Executive Officers during fiscal 2014 are shown in the Summary Compensation Table presented in this proxy statement.

Cash Incentive Bonus Awards. Annual cash bonuses are a significant component of each Executive Officer’s compensation, reflecting the Company’s belief that management’s contribution to long-term stockholder returns comes from maximizing earnings and the potential of the Company.

Executive Officers of the Company received a bonus, the amounts of which were subjectively determined taking into consideration Company profitability and the Executive Officer’s performance for the fiscal year to which the bonus relates. This subjective determination is made by Mr. Ingle II, and the President and Chief Operating Officer, as appropriate, and approved by the Audit/Compensation Committee. The bonus paid to Mr. Collins, President of the Company’s subsidiary, Milkco, Inc., is based on a percentage of Milkco’s earnings before taxes and payment of bonuses. Mr. Collins receives a bonus equal to a percentage of Milkco’s earnings before taxes and payment of bonuses, up to a maximum of $49,950 per year. Based on Milkco’s expected financial performance, the Company anticipates Mr. Collins will continue to receive at or near the maximum bonus.

Retirement, Health and Other Benefits.

Investment/Profit Sharing Plan. The Company maintains the Ingles Markets, Incorporated Investment/Profit Sharing Plan (the “Profit Sharing Plan”) to provide retirement benefits to eligible employees, including Executive Officers. The Profit Sharing Plan includes 401(k) employee elective contributions, discretionary employer matching contributions and discretionary profit sharing contribution features. The assets of the Profit Sharing Plan are held in trust for participants and are distributed upon the retirement, disability, death or other termination of employment of the participant. Quarterly, the Company, in its discretion, determines the amount of any Company profit sharing contributions and the amount of any matching contributions to be made based on participants’ 401(k) contributions for the quarter. During fiscal 2014, the Company matched employee contributions at a rate of $0.50 for each dollar of employee contributions up to 3% of the employee’s salary.

Employees who participate in the Profit Sharing Plan may contribute to their 401(k) account between one percent and fifty percent (in increments of one percent) of their compensation by way of salary reductions that cannot exceed a maximum amount that varies annually in accordance with the Internal Revenue Code. The Company also makes available to Profit Sharing Plan participants the ability to direct the investment of their 401(k) accounts (including the Company’s matching contributions) in various investment funds, including a fund holding Class A Common Stock of the Company.

The Company did not make a discretionary profit sharing contribution to the Profit Sharing Plan for fiscal 2014.

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Company discretionary employer matching cash contributions to the Profit Sharing Plan totaled $1.4 million for fiscal 2014. These contributions were allocated to the matching contribution accounts in each participant’s 401(k) account. The Company’s contributions to each of the Executive Officers are reflected in the Summary Compensation Table. As of September 27, 2014, all of the Executive Officers who are named in the Summary Compensation Table were 100% vested in their accounts. Participants’ interests in employer contributions allocated to their accounts vest over six years.

Nonqualified Investment Plan. The Company maintains an Executive Nonqualified Excess Plan to provide benefits similar to the Investment/Profit Sharing Plan to certain of the Company’s management employees and pharmacists (in the Company’s stores) who are otherwise limited in their employee elective contributions under the 401(k) feature of the Profit Sharing Plan. Employees who participate in the Executive Nonqualified Excess Plan may contribute between one percent and seventy-five percent of base pay and up to one hundred percent of bonus pay (in increments of one percent) of their compensation by way of salary reductions. In addition, the Company may make discretionary matching contributions. The Company’s contributions to each of the Executive Officers are reflected in the Summary Compensation Table. During fiscal 2014, the Company matched employee contributions at a rate of $0.25 for each dollar of employee contributions up to 2% of the employee’s earnings. As of September 27, 2014, all of the Executive Officers who are named in the Summary Compensation Table were 100% vested in their accounts. Participants’ interests in contributions allocated to their accounts vest over six years. Company contributions to the Plan were approximately $84,000 in fiscal 2014.

Insurance. The Company currently makes available to its Executive Officers and all employees a comprehensive health, dental, life and disability insurance program. The health care insurance offers a variety of coverage options, at the employee’s discretion. The Company maintains, at its expense, for the benefit of each of its full-time employees life insurance policies in amounts up to $150,000 based on the compensation of the employee. The premiums paid by the Company for the benefit of Executive Officers are included in the Summary Compensation Table.

Management of Compensation – Related Risk

The Company’s Board of Directors has considered and determined that risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

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Audit/Compensation Committee Report on Executive Compensation

The Audit/Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” set forth above in this Proxy Statement. Based on such review, the related discussions and such other matters deemed relevant and appropriate by the Audit/Compensation Committee, the Audit/Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended September 27, 2014.

SUBMITTED BY:

THE AUDIT/COMPENSATION COMMITTEE

John O. Pollard      Fred D. Ayers

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Executive Compensation Summary

The following tables set forth information concerning the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and each of its other Named Executive Officers at the end of fiscal 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position during 2014	Fiscal Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (1)	Total ($)
Robert P. Ingle, II	2014	611,923	350,000	—	68,892	1,030,815
Chairman and Chief Executive	2013	576,923	300,000	—	64,295	941,218
Officer	2012	548,077	250,000	—	71,863	869,940

James W. Lanning	2014	611,923	350,000	—	10,339	972,262
President and Chief Operating	2013	576,923	300,000	—	9,677	886,600
Officer	2012	548,077	250,000	—	9,345	807,422

Ronald B. Freeman	2014	315,385	95,000	—	5,781	416,166
Vice President Finance,	2013	295,385	80,000	—	5,670	381,054
Chief Financial Officer	2012	282,335	75,000	—	5,610	362,945

L. Keith Collins (2)	2014	196,538	—	43,819	6,216	246,573
President, Milkco, Inc.	2013	182,884	—	47,055	5,472	235,411
	2012	177,379	—	22,549	4,604	204,532

(1) All other fiscal 2014 compensation for each of the Executive Officers consists of the following:

	Fiscal 2014
	Robert P. Ingle, II	James W. Lanning	Ronald B. Freeman	L. Keith Collins
Employer Match for 401(k) Plan	$ 3,975	$ 3,975	$ 2,650	$ 3,605
Employer Match for Non-Qualified Plan	4,810	4,810	1,577	1,202
Life Insurance	198	198	198	198
Accidental Death & Dismemberment and Insurance and Long-Term Disability	1,356	1,356	1,356	1,211
Travel Expenses	31,832	—	—	—

(2) Mr. Collins received a bonus equal to a percentage of Milkco’s earnings before taxes and payment of bonuses, up to a maximum of $49,950 per year.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Except where indicated in the footnotes below, the following table sets forth the number of shares of Class A Common Stock and Class B Common Stock owned beneficially as of September 27, 2014, by each director and nominee for director, each of the executive officers of the Company named in the Summary Compensation Table, all directors and executive officers as a group and each person known by the Company to be a beneficial owner of more than five percent (5%) of either class of the outstanding Common Stock. The table also sets forth the percentage of each class of Common Stock held by such stockholders. As of September 27, 2014, there were 13,540,333 shares of Class A Common Stock and 6,719,443 shares of Class B Common Stock outstanding. Except as otherwise indicated, each beneficial owner has sole voting and investment power with respect to the Common Stock listed.

	Number of Shares Owned Beneficially				Percentage of Common Stock				Percentage of Total Voting Power
Name	Class A(2)		Class B		Class A(2)		Class B

Robert P. Ingle, II(1)	6,209,420	(3)(4)	6,046,992	(3)(4)	31.7%	(3)(4)	90.0%	(3)(4)	75.1%	(3)(4)

James W. Lanning(1)	595,820	(3)	423,392	(3)	4.3%	(3)	6.3%	(3)	5.5%	(3)

Laura Ingle Sharp(1)	175,411	(5)	149,725	(5)	1.3%	(5)	2.2%	(5)	1.9%	(5)

Ronald B. Freeman(1)	588,418	(3)	423,392	(3)	4.2%	(3)	6.3%	(3)	5.4%	(3)

Fred D. Ayers(1)	500		0		*		*		*

L. Keith Collins(1)	254		0		*		*		*

Brenda S. Tudor(1)	0		0		*		*		*

Ernest E. Ferguson(1)	0		0		*		*		*

Mario J. Gabelli et al(6)	2,628,745	(7)	0		19.4%	(7)	*		3.3%	(7)

Dimensional Fund Advisors, LP(8)	884,304	(9)	0		6.5%	(9)	*		1.1%	(9)

BlackRock, Inc.(10)	812,701	(11)	0		6.0%	(11)	*		1.0%	(11)

River Road Asset Management, LLC.(12)	721,484	(13)	0		5.3%	(13)	*		*

Ingles Investment/Profit Sharing Plan(1)	585,820		423,392		4.2%		6.3%		5.4%

All Directors and Executive Officers as a group (8 persons)	6,398,183	(3)	6,196,717	(3)	32.4%	(3)	92.2%	(3)	77.0%	(3)

*	Less than 1%.

(1)	The address of this beneficial owner is P.O. Box 6676, Asheville, North Carolina 28816.

(2)	Each share of Class B Common Stock is convertible, at any time at the option of the holder, into one share of Class A Common Stock. If the holder of any shares of Class B Common Stock transfers the shares to anyone other than a “qualified transferee” as defined in the Company’s Articles of Incorporation, then each share of Class B Common Stock will automatically convert into a share of Class A Common Stock. Accordingly, for each holder of Class B Common Stock the number of shares and percentage of Class A Common Stock set forth in this table also reflect the Class A Common Stock into which such stockholder’s shares of Class B Common Stock are convertible. However, these converted shares are not used to calculate such percentages for any other stockholder in this table. The number of shares and percentage of Class A Common Stock held by all

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directors and executive officers as a group also reflects the conversion into Class A Common Stock of each share of Class B Common Stock held by each director and executive officer. Because the Class B Common Stock converts into Class A Common Stock on a one to one basis, the number of shares of Class B Common Stock noted in the table above also represents the number of shares of Class A Common Stock each holder would beneficially own upon conversion of the Class B Common Stock beneficially owned by them.

(3)	Includes the 423,392 shares of Class B Common Stock and 162,428 shares of Class A Common Stock held by the Company’s Investment/Profit Sharing Plan and Trust, of which Messrs. Ingle II, Freeman and Lanning are trustees. The trustees, by a majority vote, have sole voting power and dispositive power with respect to such shares. However, Messrs. Ingle II, Freeman and Lanning disclaim beneficial ownership of such shares.

(4)	Includes a total of 5,468,650 shares of Class B Common Stock held by trusts of which Mr. Ingle II is sole trustee with sole voting power and dispositive power with respect to such shares. Includes 24,076 shares of Class B Common Stock held by Mr. Ingle or his spouse as custodian for their minor children, with respect to which Mr. Ingle disclaims any beneficial ownership interest.

(5)	Includes 686 shares of Class A Common Stock and 2,025 shares of Class B Common Stock held by Ms. Sharp’s minor children.

(6)	The address of this beneficial owner is GAMCO Investors, Inc., One Corporate Center, Rye, New York 10580.

(7)	The information as to Mario J. Gabelli (includes entities controlled directly or indirectly by Mario Gabelli, collectively, the “Gabelli Entities”) with respect to the number of shares beneficially owned by the Gabelli Entities is derived from its Schedule 13F filed with the Securities and Exchange Commission on September 30, 2013. All other information regarding the Gabelli Entities is derived from a statement on Amendment No. 23 to Form 13D filed with the Securities and Exchange Commission on November 18, 2013, pursuant to Section 13(d) of the Exchange Act. Such statement discloses that (i) Mario Gabelli is the chief investment officer for most of the Gabelli Entities signing such statements and is deemed to have beneficial ownership of the shares owned by all Gabelli Entities, (ii) Mario Gabelli and the Gabelli Entities do not admit that they constitute a group within the meaning of Section 13(d) of the Exchange Act and the rules and regulations thereunder and (iii) Mario Gabelli and the Gabelli Entities have the sole power to vote or direct the vote and dispose or to direct the disposition of all the shares of which they are beneficial owners (except for 119,000 of such shares for which one of the Gabelli Entities does not have authority to vote and unless the aggregate voting interest of all Gabelli Entities exceeds 25% of the Company’s total voting interest or other special circumstances exist, in which case the proxy voting committees of certain of the Gabelli Entities would have the sole voting power to vote certain of the shares of Class A Common Stock). The Gabelli Entities that beneficially own shares of the Company’s Class A Common Stock are registered investment advisors and beneficially own such shares in an agent capacity.

(8)	The address for this beneficial owner is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(9)	The information as to the number of shares beneficially owned by Dimensional Fund Advisors, LP is derived from its Schedule 13F filed with the Securities and Exchange Commission on September 30, 2013. All other information as to Dimensional Fund Advisors, LP is derived from a report on Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on February 10, 2014 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds.

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(10)	The address for this beneficial owner is 40 East 52nd Street, New York, NY 10022.

(11)	The information as to the number of shares beneficially owned by BlackRock Institutional Trust Company, N.A. is derived from its Schedule 13F filed with the Securities and Exchange Commission on September 30, 2013. All other information as to BlackRock Institutional Trust Company, N.A. is derived from a report on Amendment No. 4 to Schedule 13G filed with the Securities and Exchange Commission on January 29, 2014 by Blackrock, Inc. (“Blackrock”). Blackrock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G).

(12)	The address for this beneficial owner is 462 South Fourth Street, Suite 1600, Louisville, KY 40202.

(13)	The information as to the number of shares beneficially owned by River Road Asset Management, LLC. (“River Road”) is derived from its Schedule 13F filed with the Securities and Exchange Commission on February 12, 2014. River Road is an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E).

TRANSACTIONS WITH RELATED PERSONS

The Company monitors certain relationships and related party transactions by requiring each director and executive officer to notify the Company’s Chief Financial Officer and Executive Committee in advance of any upcoming transactions that may be considered a transaction with a related person. The Company has adopted a formal Related Party Transactions policy to ensure compliance with the above guidelines, Nasdaq rules, and SEC regulations. In addition, each director and executive officer completes an annual questionnaire to disclose any transactions with related persons.

The Company will from time to time make short-term, non-interest bearing loans to the Company’s Investment/Profit Sharing Plan to allow the Plan to meet distribution obligations during a time when the Plan was prohibited from selling shares of the Company’s Class A Common Stock. During fiscal 2014, a loan totaling $500,000 between the Company and the Investment/Profit Sharing Plan was made. At September 27, 2014 approximately $370,000 of this loan was outstanding and is expected to be repaid by the Plan to the Company during fiscal 2015.

The Company will from time to time purchase from the Plan shares of the Company’s Class B Common Stock to meet distribution obligations of the Plan. There were no such transactions during fiscal 2014. The per share purchase price for these transactions is equal to the closing sales price of the Company’s Class A Common Stock on the Nasdaq Global Select Market for the day prior to the purchase.

In fiscal 2014, the Company approved the repurchase of 2.5 million shares of the Company’s Class B Common Stock from a trust that is part of the estate of Robert P. Ingle, former CEO and Director of the Company. The aggregate purchase price for the stock was $65.0 million, equal to the fair market value of the Company’s publicly traded Class A Common Stock at the time of the transaction. The transaction was approved by the Company’s Executive Committee and Audit Committee in accordance with Company policy and regulatory guidelines.

The Company believes that the transactions described above have been and will continue to be on terms no less favorable to the Company than those available from unaffiliated third parties in transactions negotiated at arms-length. The Company does not intend to enter into any transactions in the future with or involving any of its executive officers or directors or any members of their immediate family on terms that would be less favorable to the Company than those that would be available from unaffiliated third parties in arms-length transactions.

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RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP has served as the independent registered public accounting firm for the Company and its subsidiaries since February 27, 2012. The Company had no disagreements with Deloitte & Touche LLP on accounting and financial disclosures. Deloitte & Touche LLP’s work on the Company’s audit for fiscal year 2014 was performed by full-time, permanent employees and partners of the firm. Representative of Deloitte & Touche LLP are expected to be present at the 2015 Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will respond to appropriate stockholder questions.

As of the date of this proxy, the Company has not appointed an independent registered public accounting firm to audit the Company’s fiscal 2015 financial statements.

Principal Accountant Fees and Services

As reflected in the tables below, the Company incurred fees in fiscal years 2014 and 2013 for services performed by Deloitte & Touche LLP related to such periods.

Deloitte & Touche LLP

	Year Ended September 27, 2014	Year Ended September 28, 2013
Audit Fees	$ 800,000	$ 890,000
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	198,000
Total Fees	$ 800,000	$ 1,088,000

In the above tables:

“Audit fees” are fees billed by the independent registered public accounting firms for professional services for the audit of the consolidated financial statements included in the Company’s Annual Report on Form 10-K, the audit of internal controls over financial reporting, review of consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements;

“Audit-related fees” are fees for services performed during the respective years by the independent registered accounting firm for assurance and related services not reported under the caption “Audit Fees” in the tables above.

“Tax fees” are fees for services performed during the respective years by the independent registered public accounting firm for professional services related to certain tax compliance, tax advice, and tax planning; and

“All other fees” are fees for any other services performed during the respective years.

The Company’s Audit/Compensation Committee pre-approved all services described above for fiscal 2014, including non-audit services, and has determined that these fees and services are compatible with maintaining the independence of Deloitte & Touche LLP. The Company’s Audit/Compensation Committee requires that each service provided by Deloitte & Touche LLP be pre-approved by the committee. However, the Committee has empowered the chair of the committee to grant such approval on its behalf as to matters that arise between Audit/Compensation Committee meetings.

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STOCKHOLDER PROPOSAL ON INDEPENDENT BOARD CHAIRMAN

The following proposal and supporting statement were submitted by a stockholder, the name and stockholdings of which will be furnished promptly to any stockholder upon written or oral request to the Company’s Secretary at the Company’s executive offices, with the intention of presenting it for vote at the Annual Meeting:

STOCKHOLDER PROPOSAL

Proposal 2 – Independent Board Chairman

RESOLVED: Shareholders request that our Board of Directors adopt a policy that the Chairman of our Board of Directors shall be an independent director who is not a current or former employee of our company, and whose only nontrivial professional, familial or financial connection to the corporation of its CEO is the directorship. The policy should be implemented so as not to violate existing agreements and should allow for departure under extraordinary circumstances such as the unexpected resignation of the chair.

When our CEO is our board chairman, this arrangement can hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

This is a particularly important topic at Ingles Markets since Robert Ingle is both chairman and CEO and has 17-years long-tenure. Plus Ingles Markets is a family firm with 82% family control. The Ingle Family shares include shares held by Chairman and CEO Robert Ingle and his sister, Laura Ingle Sharp, a director and former employee. Plus our board of 8 directors has 4 inside directors and one inside-related director.

Plus a majority of our outside directors, Charles Russell and John Pollard, were red-flagged by GMI, an independent investment research firm, due to their involvement with Ingles Markets when it was delisted due to a violation of exchange regulations.

This proposal is also important because certain shares, not owned by the general public, have super-sized voting power with 10-votes per shares compared to one-vote per share for other shareholders.

With stock having 10-times more voting power Ingles Markets takes our shareholder money but does not let us have an equal voice in our company’s management. Without a voice, shareholders cannot hold management accountable.

The danger of giving disproportionate power to insiders is illustrated by Adelphia Communications. Adelphia’s dual-class voting stock gave the Rigas family control and contributed to Adelphia’s participation in “one of the most extensive financial frauds ever to take place at a public company.”

The SEC alleged that Adelphia fraudulently concealed “rampant self-dealing by the Rigas Family.” Meanwhile, the price of Adelphia stock collapsed from $20 to 79¢.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value: Independent Board Chairman – Proposal 2.

STATEMENT OF OPPOSITION

The Board recommends a vote “AGAINST” the stockholder proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

The Board has given the stockholder proposal careful consideration and believes that it should not be implemented.

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Since the Company became a publicly traded company in September 1987, the Chairman of the Board and the Chief Executive Officer positions have be filled by Robert P. Ingle, the founder of the Company, or by Robert Ingle II. Collectively, Ingle family members have a significant financial investment in the Company and have devoted years of service to ensuring the Company’s success. These interests are therefore aligned with those of all shareholders, Company employees and loyal customers. The leadership from the Ingle family has provided stability and consistency that has contributed to 50 consecutive years of record revenues, a record achieved by very few public companies. Our independent shareholders and our customers hold our CEO accountable every day through their decisions to invest in the Company and shop in the Company’s supermarkets. The Company’s Board of Directors has an Audit/Compensation Committee made up of entirely of independent directors to provide oversight and corporate governance in accordance with existing laws. This Committee monitors the performance of and approves the compensation for all of the Company’s senior management, including the CEO.

Robert P. Ingle II has informed the Company that he, in his capacity as a stockholder, intends to vote against the stockholder proposal. Mr. Ingle II controls approximately 75% of the outstanding voting power. If Mr. Ingle II does vote against the proposal, it will not receive a sufficient number of favorable votes to be approved.

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OTHER MATTERS

Solicitation of Proxies

The Company will solicit proxies for the Annual Meeting and will bear the cost of internet availability of documents, voting over the internet and for all other costs associated with assembling, printing, mailing and soliciting proxy solicitation materials. The Company’s officers and regular employees may also solicit proxies in person or by telephone, but they will not be specially compensated for such services. The Company’s regularly retained investor relations firm, Corporate Communications, Inc., may also solicit proxies by internet, telephone and mail. The Company will not pay Corporate Communications, Inc. a separate fee for any such proxy solicitations. The Company will reimburse brokerage firms and other nominees, custodians and fiduciaries for the reasonable out-of-pocket expenses they incur in forwarding proxy solicitation materials to the beneficial owners of Common Stock held of record by them.

Stockholders’ Proposals for the 2016 Annual Meeting

The Company plans to hold its 2016 Annual Meeting of Stockholders in February of 2016. Any proposal that a stockholder wants to be presented at the 2016 Annual Meeting of Stockholders must be received by the Secretary no later than September 2, 2015 or the proposal will automatically be excluded from proxy materials for that meeting. Such proposals must be received by the Secretary at the Company’s principal office, the address of which is set forth in this Proxy Statement, and must meet the requirements of the regulations of the Securities and Exchange Commission to be eligible to be included in the proxy materials for the Company’s 2016 Annual Meeting.

Further, any stockholder proposal for which the Company does not receive notice on or before November 15, 2015 shall be subject to the discretionary vote of the proxy holders at the 2016 Annual Meeting of Stockholders.

Action on Other Matters at the 2015 Annual Meeting

If notice of a stockholder proposal that has not been submitted to be included in this Proxy Statement was not received by the Company on or before November 15, 2014, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

At this time, the Company does not know of any matters to be presented for action at the 2015 Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders and contained in this Proxy Statement. If any other matter comes before the Annual Meeting, it is intended that the persons who are named in the proxies will vote the shares represented by effective proxies in their discretion.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, the Company is required to identify any Reporting Person (as defined below) that failed to file on a timely basis with the Securities and Exchange Commission any report that was required to be filed during fiscal 2014 with the SEC pursuant to Section 16(a) of the Exchange Act. Such required filings include a Form 3 (an initial report of beneficial ownership of Common Stock) and a Form 4 and Form 5 (which reflect changes in beneficial ownership of Common Stock). For purposes of this Proxy Statement, a “Reporting Person” is a person who at any time during fiscal year 2014 was (a) a director of the Company, (b) an executive officer of the Company or its subsidiaries, or (c) a holder of more than 10% of the Company’s outstanding Class A Common Stock or Class B Common Stock. The Company believes that during fiscal year 2014, its Reporting Persons complied with all Section 16(a) filing requirements, except that Ms. Laura Ingle Sharp inadvertently failed to report a stock sale. The reportable transaction took place on May 13, 2014 and was reported on June 13, 2014. In making this statement, the Company has relied solely upon an examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to the Company and the written representations of its Reporting Persons.

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Availability of Form 10-K

Upon written request, the Company will provide, without charge, to stockholders that are entitled to receive this Proxy Statement a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014, as filed with the Securities and Exchange Commission (including the financial statements and related schedules, but not including the exhibits thereto, which will be provided upon written request at the stockholder’s expense). Such Annual Report is also available at www.ingles-markets.com, at Corporate Information, SEC Filings. Requests for copies should be directed to Investor Relations at Ingles Markets, Incorporated, P.O. Box 6676, Asheville, North Carolina 28816, or by telephone at (828) 669-2941, ext. 223.

YOUR VOTE IS IMPORTANT.

PLEASE VOTE OVER THE INTERNET AS INSTRUCTED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE.

By Order of the Board of Directors

Robert P. Ingle, II

Chairman of the Board

Chief Executive Officer

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***Exercise Your Right to Vote***
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on February 3,2015.

INGLES MARKETS, INCORPORATED

Meeting Information
Meeting Type:	Annual Meeting
For holders as of:	December 5, 2014
Date: February 3, 2015	Time: 11:00 AM EST
Location: Grove Park Inn
290 Macon Avenue
Asheville, NC 28804

INGLES MARKETS, INCORPORATED
ATTN: RONALD B. FREEMAN
P.O. BOX 6676
ASHEVILLE, NC28816

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT      FORM 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow g  XXXX XXXX XXXX XXXX  (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

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2) BY TELEPHONE: 1-800-579-1639

3) BY E-MAIL*:         sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow g  XXXX XXXX XXXX XXXX  (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 20, 2015 to facilitate timely delivery.

How To Vote
Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to,the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow g  XXXX XXXX XXXX XXXX  (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

  Nominees:

1)	Ernest E. Ferguson
2)	Brenda S. Tudor

The Board of Directors recommends you vote AGAINST the following proposal:

2. Stockholder proposal on independent Board Chairman.

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

  Nominees:

1)	Fred D. Ayers	4)	Robert P. Ingle, II
2)	L. Keith Collins	5)	James W. Lanning
3)	Ronald B. Freeman	6)	Laura Ingle Sharp

The Board of Directors recommends you vote AGAINST the following proposal:

2. Stockholder proposal on independent Board Chairman.